AGREEMENT

This AGREEMENT made in triplicate on the ______________________________ day

of ____, 20_____, by and between

Genesis on the Lakes Ltd
hereinafter called the Owner

and Gentech Developments Ltd.
hereinafter called the Contractor

WITNESSETH: That the Contractor and the Owner for the considerations hereinafter named agree as follows:

ARTICLE 1:

(a) A general description of the work under this Contract is:

Grading, underground utilities and roads

(b) The drawings and contract documents listed on the "Index of Contract Documents" are made part of this Agreement as fully and to all intents and purposes as though recited in full herein.

ARTICLE 2:

(a) The Contractor agrees to furnish all materials (except as otherwise specified to be supplied by others) together with all labour, tools and equipment necessary to perform the work.

(b) The Contractor agrees and hereby covenants to commence, construct and complete the work within the time specified and to maintain the work from the date of the Completion Certificate for a period of twenty four (24) months all in accordance with the Contract Documents.

ARTICLE 3:

(a) The Owner, in consideration of the performance by the Contractor of his covenants and agreements, agrees to pay to the Contractor, subject to any additions, deductions, retention or penalty as set forth in the Contract Documents, the sum of

Fourteen Million Three Hundred Seventy One Thousand Four

Hundred Four Dollars and Thirty-Nine Cents--($14,371,404.39) which sum shall be the amount of a lump sum contract.

(b) Payments to the Contractor shall be made as follows. On or about the first day of each month, the Engineer shall prepare a Certificate of Payment which provides an estimate of the contract value of construction completed to the end of the previous month. Ninety percent (90%) of the value of construction thus estimated, less previous payments and less any other deductions provided in the Contract, shall be payable by the Owner within thirty days after the end of the period covered by the Certificate of Payment. Between forty and sixty days after the date of the Completion Certificate, the ten percent (10%) holdback shall be released to the Contractor providing that the conditions contained in the General Conditions of the contract have been met.

ARTICLE 4:

(a) The Contractor hereby and herewith deposits with Not Applicable an approved bond, certified cheque or cash in the amount of Not Applicable upon the express understanding that the same shall be retained by the Owner as security for the due and faithful performance by the Contractor of all the covenants, conditions and agreements contained in this Contract or to be performed and complied with on the part of the Contractor.

(b) Should any breach, default or non-performance be made by the Contractor in respect of any of the terms or conditions, covenants, provisions; agreements or restrictions contained in the Contract, the Owner may at his option, enforce any indemnity bond which has been deposited as security; or claim any certified cheque or cash up to the amount of loss suffered by the Owner.

ARTICLE 4: (c) Upon termination of the maintenance period, any security deposits which have not been forfeited under the conditions specified in Article 4 (b), shall be returned to the Contractor together with any interest which may have been accrued on interest bearing securities, certified cheques or cash.

ARTICLE 5: The covenants herein contained shall apply to and be binding upon the parties hereto, their successors, administrators, executors and assigns.

IN WITNESS WHEREOF the parties hereto have placed their respective corporate seals attested by the signatures of their respective duly authorized signing officers as of the day and year first above written.

WITNESS	CONTRACTOR **GENTECH DEVELOPMENTS LTD.**
Name Randy Bean	Kori Bean
Address 29665 Sangara Ave	29665 Sangara Ave.
Occupation Manager	President.

WITNESS	OWNER **GENESIS ON THE LAKES LTD.**
Name [signature]	[signature]
Address 101-33255 S. Fraser Way Abbotsford	101 - 33255 SOUTH FRASER WAY
Occupation Administration	ABBOTSFORD BC.
	MANAGER